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                                                                   Exhibit 14



         Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 4 to the Registration Statement (Form N-6 No. 333-125991) pertaining to Lincoln Life Flexible Premium Variable Life Account R, and to the use therein of our reports dated (a) March 27, 2008, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) March 7, 2008, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account R.

                                                        /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 14, 2008